Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan of our report dated March 28, 2014, with respect to the consolidated financial statements and schedule included in TimkenSteel Corporation’s Registration Statement on Form 10 for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 27, 2014